As filed with the Securities and Exchange Commission on August 13, 1999
                                                             File No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                VIDEOSERVER, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      DELAWARE                       04-3114212
           (State or Other Jurisdiction of        (I.R.S. Employer
            Incorporation or Organization)       Identification No.)

                      63 Third Avenue, Burlington, MA     01803
               (Address of Principal Executive Offices) (Zip Code)



               VideoServer, Inc. 1995 Employee Stock Purchase Plan
                            (Full Title of the Plan)



                                 Khoa D. Nguyen
                      President and Chief Executive Officer
                                VIDEOSERVER, INC.
                                 63 Third Avenue
                              Burlington, MA 01803
                     (Name and Address of Agent for Service)

                                 (781) 229-2000
           Telephone Number, Including Area Code, of Agent for Service


                                   Copies to:

                              David L. Engel, Esq.
                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 (617) 951-8000


                                                    CALCULATION OF REGISTRATION FEE

 ------------------------------------ ------------------ ------------------- ------------------- ------------------
                                                              Proposed           Proposed
                                           Amount             Maximum            Maximum            Amount Of
              Title Of                      To Be          Offering Price       Aggregate         Registration
     Securities To Be Registered         Registered        Per Share (1)     Offering Price (1)         Fee
 ------------------------------------ ------------------ ------------------- ------------------- ------------------
 ==================================== ================== =================== =================== ==================
 Common Stock,
 $.01 par value per share.........         300,000            $7.8125           $2,343,750            $651.57
 ==================================== ================== =================== =================== ==================


(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated assuming the issuance of shares of Common Stock upon exercise of options granted or to be granted under the Plan, at an assumed exercise price of $7.8125 per share, which was the average of the high and low prices of the Common Stock reported on August 10, 1999.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by VideoServer, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (2) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1998 fiscal year; and (3) the description of the Common Stocks contained in the Registrant's registration statement on Form 8-A filed with the SEC under section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts or Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

         The Company  maintains  insurance  for the benefit of its directors and
officers   insuring  such  persons   against  certain   liabilities,   including
liabilities under the securities laws.


Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

             5 Opinion of Bingham Dana LLP with respect to the legality of the shares being registered.

            10  VideoServer, Inc. 1995 Employee Stock Purchase Plan, as amended.

          23.1  Consent of Bingham Dana LLP (included in Exhibit 5).

          23.2  Consent of Ernst & Young LLP.

            24 Power of Attorney  (included  in signature  page to  Registration
               Statement).

Item 9.  Undertakings

         (A) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)   To  include   any   prospectus   required   by  Section
                         10(a)(3)of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 9th day of August, 1999.

                                        VIDEOSERVER, INC.


                                        By:     /s/ Khoa D. Nguyen
                                           -------------------------------------
                                           Khoa D. Nguyen
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Khoa D. Nyuyen, Stephen J. Nill, Paul L. Criswell and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature             Title                                  Date

    /s/ Khoa D. Nguyen    Chief Executive Officer,               August 9, 1999
    --------------------- President and Director
    Khoa D. Nguyen        (Principal Executive Officer)


    /s/ Stephen J. Nill   Vice  President, Finance               August 9, 1999
    --------------------- and Chief Financial Officer (Principal
    Stephen J. Nill       Financial and Accounting Officer)


                          Chairman
    ---------------------
    Robert L. Castle

    /s/ Paul J. Ferri     Director                               August 13, 1999
    ---------------------
    Paul J. Ferri

    /s/ William E. Foster Director                               August 9, 1999
    ---------------------
    William E. Foster

    /s/ Steven C. Walske  Director                               August 13, 1999
    ---------------------
    Steven C. Walske

                                                           INDEX TO EXHIBITS


 Exhibit
Number                                      Description


 5 Opinion of Bingham Dana LLP with respect to the legality of the shares being registered.

 10        VideoServer, Inc. 1995 Employee Stock Purchase Plan, as amended.

 23.1      Consent of Bingham Dana LLP (included in Exhibit 5).

 23.2      Consent of Ernst & Young LLP.

 24        Power of Attorney (included in signature page to Registration
           Statement).